UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 22, 2005

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12333 West Olympic Boulevard Los Angeles, California (Address of principal executive offices)	90064-1021 (Zip Code)
Registrant’s telephone number, including area code: (310) 893-1600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 230.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01. Other Events
     On August 22, 2005, Robert Mehrabian, Chairman, President and Chief Executive Officer of Teledyne Technologies Incorporated (the “Company”), and John T. Kuelbs, Senior Vice President, General Counsel and Secretary of the Company, each separately established stock trading plans in accordance with the guidelines of Rule 10b5-1 of the Securities and Exchange Act of 1934 and the Company’s policy regarding stock transactions by Company insiders. The transactions under these plans will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.
     These trading plans are not meant to reflect a lack of confidence in the Company or its future by Dr. Mehrabian or Mr. Kuelbs, but are designed for estate planning purposes and to allow each of them to monetize a portion of their equity position in a systematic, nondiscretionary manner with the goal of minimal market impact and compliance with regulations adopted by the Securities and Exchange Commission.
     Under Dr. Mehrabian’s 10b5-1 plan, which became effective on August 22, 2005, Dr. Mehrabian may sell shares of the Company’s common stock and may exercise stock options and sell the underlying shares at prevailing market prices (but not below predetermined target prices). The total number of shares (including shares underlying options) subject to Dr. Mehrabian’s plan is 411,098. These exercises and sales are expected to take place periodically through March 2006.
     Under Mr. Kuelbs’ 10b5-1 plan, which became effective on August 22, 2005, Mr. Kuelbs may exercise options and sell the underlying shares of the Company’s common stock at prevailing market prices (but not below predetermined target prices). The total number of shares subject to Mr. Kuelbs’ plan is 120,000. These exercises and sales are expected to take place periodically through September 2006.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED
By:	/s/ Dale A. Schnittjer
Dale A. Schnittjer
Vice President and Chief Financial Officer

Dated: August 23, 2005

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